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                                                                  EXHIBIT (99)-1

[LOGO] WISCONSIN
       ENERGY
       CORPORATION
231 W. MICHIGAN, P.O. BOX 2949, MILWAUKEE, WI 53201
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A  Special Meeting of Shareholders of  Wisconsin Energy Corporation will be held on Wednesday, September 13, 1995 at The Grand Milwaukee Hotel's Exhibition Hall, 4747 South Howell Avenue, Milwaukee, Wisconsin, beginning at 9:00 a.m., local time. This Special Meeting is being held to conduct business related to the announced plan to merge Wisconsin Energy Corporation and Northern States Power Company with the continuing corporation to be named Primergy Corporation.

The Proxy Card attached below is to be used by you to provide the company with your vote on the matters being brought before the Meeting which require shareholder approval in order to proceed with the planned merger. To ensure that your shares are represented at the Special Meeting, you are urged to promptly complete and mail your signed Proxy Card in the enclosed postage-paid envelope so that it will be received by September 6, 1995. You will find that the Proxy Card, located at the bottom of this page, is perforated so that it detaches easily for insertion into the envelope provided.

For those shareholders who will be taking part in scheduled vacations or enjoying extended visits with family or friends during these summer months, I ask that you give this matter your prompt attention so that your shares are represented at the meeting. I thank you in advance for the timely return of your Proxy Card.

John H. Goetsch
Vice President and Secretary
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PROXY


                          WISCONSIN ENERGY CORPORATION
           PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 13, 1995
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          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
SPECIAL MEETING OF SHAREHOLDERS ON WEDNESDAY, SEPTEMBER 13, 1995. YOUR
SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

     By signing this PROXY, you revoke all prior proxies and appoint Richard A. Abdoo, Richard R. Grigg, Jr., John H. Goetsch, and each of them, as proxies, each with the power to appoint substitutes, to vote your shares on the matters shown below and on any other matters which may come before the Special Meeting of Shareholders and all adjournments or postponements of the Special Meeting.
  1. Approve the Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995, by and among Wisconsin Energy Corporation ("WEC"), Northern States Power Company, WEC Sub Corp. and Northern Power Wisconsin Corp. (the "Merger Agreement"), and the transactions contemplated thereby, including the issuance of shares of WEC (to be renamed Primergy Corporation) Common Stock pursuant to the terms of the Merger Agreement;
  2. Approve the amendment and restatement of WEC's Restated Articles of Incorporation so as to change the name of WEC to Primergy Corporation
      (the "Name Change Amendment");
  3. Approve the amendment and restatement of WEC's Restated Articles of Incorporation so as to increase the amount of authorized Common Stock from 325,000,000 to 750,000,000 shares (the "Common Stock Amendment");
  4.  Approve the Primergy Stock Incentive Plan;
  5.  Approve the Primergy Management Incentive Compensation Plan;
all as described in the Notice and Joint Proxy Statement/Prospectus relating to the Special Meeting, receipt of which is hereby acknowledged.
     If you hold shares in WEC's Stock Plus Investment Plan or Wisconsin Electric Power Company's Management Employee Savings Plan or Represented Employee Savings Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE; YOU NEED NOT MARK ANY
VOTING BOXES.                                                        -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

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/X/   PLEASE MARK              PLEASE DETACH PROXY CARD HERE
      VOTES AS IN THIS
      EXAMPLE.

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
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                             FOR   AGAINST   ABSTAIN
1. Approve Merger            / /      / /      / /
   Agreement


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I PLAN TO ATTEND MEETING
If you check the box to the right an     / /
admission card will be sent to you.
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                             FOR   AGAINST   ABSTAIN
2. Approve Name Change       / /     / /      / /
   Amendment
3. Approve Common Stock      / /    / /       / /
   Amendment
4. Approve Primergy Stock   / /     / /       / /
   Incentive Plan
5. Approve Primergy         / /     / /       / /
   Management Incentive
   Compensation Plan

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Proposals 1, 2, 3, 4 and 5.

PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD
EACH SIGN PERSONALLY. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,       -----------
CORPORATION OFFICER, ATTORNEY, AGENT, TRUSTEE, GUARDIAN OR IN OTHER  SEE REVERSE
REPRESENTATIVE CAPACITY, PLEASE STATE YOUR FULL TITLE AS SUCH.           SIDE
                                                                     -----------

SIGNATURE:                                      DATE:
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SIGNATURE:                                      DATE:
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                (IF HELD JOINTLY)